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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                          Polo Ralph Lauren Corporation
           ---------------------------------------------------------

             (Exact name of registrant as specified in its charter)



        Delaware                                           13-2622036
----------------------------------------       ---------------------------------
(State of incorporation                                  (I.R.S. Employer
   or organization)                                     Identification No.)

650 Madison Avenue, New York, New York                          10022
----------------------------------------       ---------------------------------
(Address of principal executive offices)                      (Zip Code)

If this form relates to the                     If this Form relates to the
registration of a class of                      registration of a class of
debt securities and is                          debt securities and is to
effective upon filing                           become effective simultaneously
pursuant to General Instruction                 with the effectiveness of a
A(c)(1) please check the                        concurrent registration
following box. [ ]                               statement under the Securities
                                                Act of 1933 pursuant to General
                                                Instruction A(c)(2) please
                                                check the following box. [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
         ---------------------                    ------------------------------
         Class A Common Stock,                    New York Stock Exchange
         $0.01 Par Value


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                 Not Applicable

                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.           Description of Registrant's Securities to be Registered.

                  For description of the Class A Common Stock, par value $0.01 per share, of Polo Ralph Lauren Corporation (the "Company"), see "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (No. 333-24733) filed with the Securities and Exchange Commission, which information is hereby incorporated herein by reference.


Item 2.           Exhibits.

                  The following exhibits have been or will be filed with the New York Stock Exchange, Inc. as part of the Company's Listing Application:

      1.       Registration Statement on Form S-1 (Registration
               No. 333-24733).

      2. Amended and Restated Certificate of Incorporation of the Company.

      3.       Amended and Restated Bylaws of the Company.

      4.       Form of Stock Certificate of the Class A Common Stock of the
               Company.

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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  June 4, 1997


                                           POLO RALPH LAUREN CORPORATION
                                        --------------------------------------
                                                  (Registrant)


                                        By:    /s/  Victor Cohen
                                            ----------------------------------
                                        Name:  Victor Cohen
                                        Title: Senior Vice President,
                                               General Counsel & Secretary